UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/18/2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 East 29th Ave.

Suite. 10-B

Spokane, WA 99223

 (Address of principal executive offices)

(208) 591-32810

(Registrant’s telephone number)

_____________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

ITEM 1.01  Entry into a Material Definitive Agreement

Amended Option to Joint Venture

On March 24, 2014 GreenPlex and C.S. Analytics LLC executed an Option to Enter into a Joint Venture agreement under which Greenplex has the option to enter into a 50/50 joint venture with C.A.  Analytics LLC upon payment of capital contributions in the amount of $1,500,000 for the formation of the joint venture limited liability company to be named the CannaSafe-Greenplex LLC.  The $1.5 million capital contribution is to be in two tranches, $750,000 upon closing of the joint venture and execution of the Operating Agreement and $750,000 within 45 days thereafter.  CannaSafe will contribute certain business assets, technology, know how, test protocols, and assets valued at $1,500,000 to the joint venture company at closing.  On October 18, 2014, C.S. Analytics extended the option period from May 26, 2014 to October 31, 2014.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenplex Services, Inc. (Registrant)

Date: October 24, 2014 By: /s/ Victor T. Foia Victor T. Foia President and CEO

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